UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2018
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Presidential Blvd., 4th Floor Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 934-2222
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01. Other Events

On September 12, 2018, Hamilton Lane Incorporated (the “Company”) and certain selling stockholders entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Underwriters”) relating to the sale of 2,880,979 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of the Company at a price of $47.26 per share in a registered public offering (the “Offering”). The Offering closed on September 17, 2018. The Company sold 2,742,618 shares of Class A Common Stock and the selling stockholders sold 138,361 shares of Class A Common Stock in the Offering. The Offering generated proceeds for the Company of $129.6 million, before expenses, and proceeds for the selling stockholders of $6.5 million. The Company intends to use the proceeds to settle in cash exchanges of membership units in Hamilton Lane Advisors, L.L.C. held by certain of its members. The Company did not receive any proceeds from the sale of shares by the selling stockholders.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the selling stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for 90 days after September 12, 2018 without first obtaining the written consent of the Underwriters. The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2018 (File No. 333-227303), a base prospectus included as part of the registration statement, and a prospectus supplement, dated September 12, 2018, filed with the SEC pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Drinker Biddle & Reath LLP, regarding the legality of the Class A Common Stock certain Delaware law issues concerning the shares of Class A Common Stock sold in the Offering.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2018, among the Company, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and certain selling stockholders referenced therein.

5.1	Opinion of Drinker Biddle & Reath LLP, dated September 17, 2018.

23.1	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: September 17, 2018

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary